UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022

Datadog, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39051	27-2825503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 8th Avenue,	45th Floor
New York,	NY	10018
(Address of Principal Executive Offices)		(Zip Code)
(866) 329-4466
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	DDOG	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 2, 2022, Datadog, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 20, 2022 (the “Proxy Statement”).
Proposal 1 – Election of Directors
Titi Cole, Matthew Jacobson and Julie Richardson were each elected to serve as a Class III director of the Company’s Board of Directors until the 2025 Annual Meeting of Stockholders and until her or his successor is duly elected or until her or his earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Titi Cole	483,127,193	17,195,780	34,027,398
Matthew Jacobson	434,166,966	66,156,007	34,027,398
Julie Richardson	458,705,515	41,617,458	34,027,398
Proposal 2 – Approval, on a Non-Binding, Advisory Basis, of the Compensation of the Company’s Named Executive Officers
Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, by the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
480,196,954	19,707,944	418,075	34,027,398
Proposal 3 – Ratification of the Selection of Independent Registered Public Accounting Firm
The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, by the following votes:

Votes For	Votes Against	Votes Abstain
534,032,891	154,541	162,939

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datadog, Inc.
Dated: June 3, 2022
	By:	/s/ Kerry Acocella
Kerry Acocella
General Counsel